UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 5, 2007

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2007, Supertel Limited Partnership, a limited partnership 97% owned by Supertel Hospitality, Inc., acquired five hotels from Motels of America LLC. The purchase price for the five hotels was $24,000,000. The hotels are located in: Columbus, Georgia; Boise, Idaho; Terra Haute, Indiana; Ellsworth, Maine; and Billings, Montana.

The purchase agreement for the five hotels is filed with this report as Exhibit 10.1 and incorporated herein by reference.

The $24,000,000 purchase price for the five hotels was funded by $8,400,000 of cash and borrowings from Supertel Hospitality’s existing credit facilities with Great Western Bank and a $15,600,000 term loan from General Electric Capital Corporation (“GECC”) entered into on January 5, 2007 by Supertel Limited Partnership. The GECC term loan requires monthly interest payments in the first two years of the loan, monthly interest and principal (equal to one-twelfth of one percent of the loan amount) payments in the third year of the loan and monthly interest and principal (amortized over twenty years) payments in the fourth through tenth years of the loan. The principal balance of the GECC term loan is due and payable on February 1, 2017. The GECC term loan bears interest at three-month LIBOR plus 1.70% (reset monthly) and can be converted to a fixed rate equal to the seven-year weekly U.S. dollar interest rate swap plus 1.98% between the seventh and thirty-sixth months of the loan.

The GECC loan is secured by first priority mortgages, deeds of trust or deeds to secure debt on the five acquired hotels and the tangible and intangible property located on or used exclusively in connection with the operations on the hotel properties, including inventory, equipment, fixtures, accounts and general intangibles. The GECC loan contains certain affirmative and negative covenants with which Supertel Limited Partnership must comply, including maintenance of a 1.3:1 fixed charge coverage ratio (as defined in the loan agreement filed with this report as Exhibit 10.2) with respect to the hotels financed by GECC, maintenance of insurance, reporting requirements and restrictions on property transfers and the granting of liens. Customary events of default are included in the GECC loan, including payment defaults, breaches of covenants and insolvency/bankruptcy events, the occurrence of which give GECC the right to accelerate repayment of the loans.

The description of the GECC loan is qualified in its entirety by the loan documents filed with this report as Exhibit 10.2 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Financial statements for the hotels acquired from Motels of America LLC will be filed under cover of a Form 8-K/A no later than March 23, 2007.
(b)	Pro Forma Financial Information.
Pro forma financial information on the Motels of America LLC hotel acquisition will be filed under cover of a Form 8-K/A no later than March 23, 2007.
(c)	Exhibits.
10.1

Agreement of Purchase and Sale, dated November 10, 2006, between Supertel Limited Partnership and Motels of America LLC (incorporated by reference to Exhibit 10.1 to Supertel Hospitality's Current Report on Form 8-K dated November 10, 2006).

10.2

Promissory Note, Loan Agreement and form of Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated January 5, 2007, by Supertel Limited Partnership to and for the benefit of General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: January 9, 2007	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1

Agreement of Purchase and Sale, dated November 10, 2006, between Supertel Limited Partnership and Motels of America LLC (incorporated by reference to Exhibit 10.1 to Supertel Hospitality's Current Report on Form 8-K dated November 10, 2006).

10.2

Promissory Note, Loan Agreement and form of Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated January 5, 2007, by Supertel Limited Partnership to and for the benefit of General Electric Capital Corporation.